SALES AGREEMENT

THIS SALES AGREEMENT (this “Agreement”) is by and between HydroFLOW HOLDINGS U.S.A., LLC, a Washington limited liability company (“Supplier”), and Apache Energy Services LLC, a Texas limited liability company dba AES Water Solutions (“Service Company”).

WITNESSETH:

WHEREAS, Supplier is engaged in the business of distributing and selling certain products under various trademarks through various channels of trade, including independent Service Companys and direct retailers throughout the United States;

WHEREAS, one of the products distributed by Supplier is an explosion proof water conditioning device (the “CEx Unit”) which attaches to a pipe or hose and is used to deactivate bacteria in water flowing through the device;

WHEREAS, Service Company provides various support services to oil and gas exploration companies in the United States, including delivering water to drilling sites for use in  fracking operations;

WHEREAS, Service Company desires to purchase multiple units of the CEx Unit from Supplier and then use the Units to offer a bacteria deactivation service for treating fracking water and recycled water operations in the oil and gas industry (the “Bacteria Deactivation Service”) to its customers (the “Customers”) in the United States (the “Territory”);

WHEREAS Service Company and Supplier have agreed that if Service Company regularly purchases a sufficient quantity of Units from Supplier, Supplier will refrain from selling the CEx Units for bacteria deactivation in fracking water and water recycling operations to Service Company’s competitors in the oil and gas industry.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other valuable consideration, receipt and sufficiency of which is hereby acknowledged, Supplier and Service Company agree as follows:

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

SALE OF UNITS

a)

Initial Order.  Service Company hereby orders two (2) CEx Units from the Supplier.

b)

Preferred Pricing.  While this Agreement is in effect, Supplier agrees to sell the CEx Units to Service Company for a price at 30% off MSRP, as described in Exhibit B.  MSRP costs are not expected to increase by over 3.5% annually.

c)

Subsequent Purchases Required to Maintain Status of Exclusive Provider.

Service Company’s minimum purchase requirement for calendar year 2014 shall be six (6) Units, inclusive of the two (2) Units purchased as the initial order (total PO value of $53,981.00).  If Service Company fails to meet its minimum purchase requirements, Supplier shall have the right to terminate this Agreement and end Service Company’s status as the exclusive party authorized to use the CEx Units as a bacterial deactivation device for water being recycled and injected into a fracking operation in the United States.  Any such termination by Supplier shall be made in writing at least thirty (30) days after a prior written warning to Service Company.  Any such termination by Supplier shall terminate Service Company’s preferred pricing described in Exhibit B.  Termination of this Agreement shall not void Service Company’s rights or warranties that relate to CEx Units purchased by Service Company before the termination of this Agreement.  Service Company’s failure to meet its minimum purchase requirements shall not constitute a breach of contract by Service Company or give rise to any legal action against Service Company.

1.4

Annual minimum order requirements by year.

2014: $160,000 Minimum annually (equivalent to 6 x CEx 12” or larger units).

2015: $265,000 Minimum annually (equivalent to 12 x CEx 12” or larger units).

2016: $455,000 Minimum annually (equivalent to 17 x CEx 12” or larger units).

2017: $455,000 Minimum annually (equivalent to 17 x CEx 12” or larger units).

2018: $455,000 Minimum annually (equivalent to 17 x CEx 12” or larger units).

2019: $455,000 Minimum annually (equivalent to 17 x CEx 12” or larger units).

2020: $455,000 Minimum annually (equivalent to 17 x CEx 12” or larger units).

2021: $455,000 Minimum annually (equivalent to 17 x CEx 12” or larger units).

2022: $455,000 Minimum annually (equivalent to 17 x CEx 12” or larger units).

2023: $455,000 Minimum annually (equivalent to 17 x CEx 12” or larger units).

ARTICLE 2

AGREEMENT TO PAY ROYALTY

2.1

Service Company’s Agreement to Pay Royalty.  On a quarterly basis, Service Company agrees to pay Supplier a royalty equal to 3.5% of its gross revenue (excluding taxes) received from sales of the Bacteria Deactivation Service to Customers.  Payments shall be made within thirty (30) days of the end of each calendar quarter.  Service Company shall not be obligated to make any minimum sales of the Bacteria Deactivation Service.  Service Company’s obligation to pay the royalty payment shall end upon the termination of this Agreement; provided, however, that notwithstanding the prior termination of this Agreement, Service Company’s obligation to pay the royalty payment shall continue for two (2) years from the last date on which Service Company purchased a Unit under this Agreement.

ARTICLE 3

TERM

3.1

Initial Term. Unless terminated sooner in accordance with the terms and conditions of this Agreement, the term of this Agreement shall be one hundred twenty (120)

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months from the date first above written (“Initial Term”), commencing on the date of execution by the parties.

3.2

Renewal Term.  This Agreement shall be extended automatically from year to year (“Renewal Term”), provided that either party may terminate this Agreement at the conclusion of the Initial Term or any subsequent Renewal Term by providing the other party with not less than three (3) month’s written notice of intent not to renew.  References in this Agreement to “Term” shall include the initial Term and any Renewal Term(s) unless expressly provided otherwise.

3.3

Minimum Order Requirements.  Supplier and Service Company shall negotiate new minimum order requirements no less than three (3) months prior to the conclusion of the Initial Term or any subsequent Renewal Term.

ARTICLE 4

PRODUCT ORDERS AND SHIPMENT

4.1

Service Company shall from time to time prepare and submit to Supplier a purchase order stating the number (and type, if applicable) of CEx Units that Service Company desires to receive, with shipment by Supplier to occur within twenty (25) business days thereafter.  Service Company’s purchase orders shall be in writing and shall constitute binding commitments to accept the number and type of CEx Units stated therein, in accordance with the terms and conditions of this Agreement.  Service Company may cancel a purchase order only with the prior written approval of an authorized representative of Supplier.

4.2

Service Company hereby submits its initial order as set forth in Section 1.1.

4.3

Within three (3) business days after receiving a purchase order from Service Company submitted in accordance with the terms hereof, Supplier shall acknowledge its acceptance of such product order, unless excused as provided in this Agreement by reason of unavailable discontinuance or suspension of inventory. Supplier’s acceptance shall constitute a binding commitment to ship to Service Company the number and type of Units stated in such product order, in accordance with the terms and conditions hereof.

4.4

Packaging and means of shipment of the CEx Units shall be determined and paid for by Supplier unless otherwise agreed.  Service Company will be billed separately for the shipping costs.  Risk of loss with respect to the CEx Units shall remain with Supplier until after Service Company receives the Units.  If shipment by Supplier is or may be delayed more than thirty (35) business days from the date of receipt of a purchase order, Supplier shall so notify Service Company, and Service Company may either agree to accept later shipment or cancel its order in whole or in part.

4.5

CEx Units damaged in transit shall be returned to Supplier within ten (10) business days after Service Company’s receipt of the Unit.  Upon Supplier’s request, Service Company shall use commercially reasonable efforts to locate and send Supplier any documentation that may be reasonably required to assert any claims that may lie against the carrier causing such damage.

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ARTICLE 5

PRICES AND PAYMENT

5.1

The Product suggested retail prices set forth in Exhibit B are firm for the remainder of the 2014 calendar year after the execution hereof.  After the expiration of such period, Supplier will provide new product retail prices annually and reserves the right at any time to change the suggested retail prices for Products and applicable discounts by providing no less than thirty (30) days’ prior written notice of the proposed change.  Such new retail price shall apply to all product orders received after the effective date of the change set forth in such written notice.

5.2

Supplier shall invoice Service Company at time of shipment of each order.  Payment shall be due within thirty (30) days of the date of invoice, unless the Supplier provides an extension in writing.

5.3

Failure of Service Company to pay any amounts when due shall result in the accrual of interest on the remaining unpaid balance at a rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law.

ARTICLE 6

INSPECTION BY SERVICE COMPANY

Following Service Company’s receipt of each shipment of CEx Units ordered hereunder, Service Company shall have the right to inspect the CEx Units to ascertain whether they conform in number and type to Service Company’s product order, or whether there are obvious defects present. If the Units so inspected are found not to conform, Service Company shall notify Supplier in writing within ten (10) business days following the Service Company’s receipt of the shipment.  All costs and expenses for retrieval, transportation, and loss, direct and consequential, shall be borne by Supplier for all nonconforming Units. Supplier, at its sole discretion, shall determine the final disposition of the nonconforming Units returned to it.

ARTICLE 7

TRADEMARKS; MARKING OF PRODUCTS

7.1

Service Company may use and display the trademarks of Supplier to identify and market the CEx Units and the Bacteria Deactivation Service.  In each case, Service Company shall comply with Supplier’s reasonable trademark advertising guidelines. No other use of Supplier’s trademarks is authorized.

ARTICLE 8

COMPETITIVE PRODUCTS AND EXCLUSIVITY COMMITMENT

So long as this Agreement remains in effect and 12 months after termination of this agreement by the Service Company, Service Company shall not distribute, sell or act as an agent or representative of any manufacturer or distributor of physical water conditioners, using 150kHz

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and ferrite technology, that are functionally comparable or intended, by applicable marketing and promotional programs directed to such products, to compete directly with the Products.

ARTICLE 9

SERVICE COMPANY PERFORMANCE

9.1

Service Company agrees to use commercially reasonable best efforts to market and sell the Bacteria Deactivation Service to Customers in the oil and gas fracking water and water recycling sector.  For purposes of this Agreement, the term “commercially reasonable best efforts” on the part of Service Company shall not be construed or applied so as to require any advertising or marketing efforts other than to offer the Bacteria Deactivation Service to its existing customers.

9.2

Service Company agrees to keep such records of the sale of the Bacteria Deactivation Service as shall be reasonably consistent with Service Company’s standard practices from time to time and to furnish such copies of such records to the representatives and accountants of Supplier as shall be reasonably requested by Supplier from time to time.

9.3

Service Company shall resell the CEx Units for its own account but shall not do so without prior written consent by the Supplier.  If Service Company sells the CEx Units without receiving written consent, Supplier shall be authorized to terminate this Agreement by written notice to Service Company.

9.4

Service Company and Supplier shall each use commercially reasonable best efforts to ensure the preservation of the other party’s reputation and goodwill.

9.5

Service Company will not sell or promote the Units into an industry outside of the fracking water and water recycling Oil and Gas sector, without receiving approval in writing from Supplier.

ARTICLE 10

WARRANTIES AND LIMITATIONS OF LIABILITY

10.1

Supplier warrants to and for the benefit of Service Company and its Customers that Supplier owns or has rights to the CEx Units, including any intellectual property rights associated therewith, adequate to enable Supplier to perform its obligations under this Agreement.  Supplier agrees to take all steps necessary to maintain the patent(s) associated with the Unit.

10.2

Three Year Warranty.  See Exhibit C.

ARTICLE 11

DISCLAIMER AND LIMITATIONS

11.1

THE WARRANTIES SET FORTH IN SECTION 10 ARE IN LIEU OF ALL OTHER WARRANTIES, AND SUPPLIER DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY

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IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

11.2

Regardless of any other breach hereunder or any other claim by one party against the other party, neither party to this Agreement shall be liable to the other party for any loss of profits or any incidental, special, exemplary or consequential damages.  The foregoing limitation shall not apply to damages arising out of claims alleging infringement of any third-party proprietary rights for which indemnification is made pursuant to 12 hereof or out of Supplier’s breach of the exclusivity agreement set forth in Section 1.3.

ARTICLE 12

INDEMNIFICATION

12.1

Supplier hereby indemnifies and agrees to hold Service Company harmless from and against any and all claims, demands, or actions and costs, liabilities, or losses (a) arising out of any actual or alleged infringement of any patent, trademark, or copyright or violation of any trade secret or other proprietary rights by any of the CEx Units furnished hereunder; or (b) arising out of any actual or alleged death or injury to any person or damage to any tangible property resulting or claimed to result wholly from (i) any actual or alleged defect in the CEx Units, or (ii) any statement or misstatement contained in the documentation and marketing materials provided by Supplier.

ARTICLE 13

DEFAULT

In the event that either party to this Agreement shall fail to timely perform and fulfill in any material respect any obligation or condition required of such party under this Agreement or shall breach in any material respect any of its representations or warranties contained herein and such failure or breach of such defaulting party shall not be attributable to any failure of the nondefaulting party to timely perform and fulfill in any material respect any obligation or condition required of the nondefaulting party under this Agreement, and such failure or breach shall continue for a period of thirty (30) days [or ten (10) days in the case of payment of monies due] after receipt by the defaulting party of written notice from the nondefaulting party requesting that the defaulting party remedy such failure or breach (which notice from the nondefaulting party shall make specific reference to the nondefaulting party’s rights under this ARTICLE 13), and the defaulting party shall not have commenced and continued diligently efforts to cure such failure or breach, and the nondefaulting party shall have timely performed and fulfilled (or shall have been ready, willing and able to timely perform and fulfill) in all materials respects the obligations and conditions required of the nondefaulting party under this Agreement and shall not have breached in any material respect any of its representations or warranties contained herein, then, at any date after the expiration of such thirty (30) day notice period [or ten (10) days in the case of payment of monies due], the nondefaulting party may, by written notice to the defaulting party, terminate this Agreement.

Fle103/HydroFlow Agreement (v2)

ARTICLE 14

TERMINATION

In addition to any termination right described elsewhere in this Agreement, either Supplier or Service Company may upon written notice to the other terminate this Agreement forthwith:

14.1

If the other party shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent or shall file any petition or answer seeking reorganization, arrangement, liquidation or similar relief or shall file an answer admitting the material allegations of a petition against it for any such relief; or

14.2

If the other party becomes insolvent or fails to pay its debts when they come due; or

14.3

If within sixty (60) days after the commencement thereof, any proceeding against the other party seeking reorganization, arrangement, liquidation or similar relief shall not have been dismissed; or

14.4

Upon mutual consent of Supplier and Service Company; or

14.5

Upon Impossibility of Performance, as follows:  In the event the other party is unable to comply with any material term of this Agreement by operation of Force Majeure as provided at ARTICLE 15 to this Agreement, and such failure to comply shall continue for a period of six (6) months.

ARTICLE 15

FORCE MAJEURE

Neither Service Company nor Supplier shall be held liable for any failure to comply with any of the terms of this Agreement caused solely by fire, acts of God, strike, war, insurrection, government restriction, or other causes beyond its control and without its fault, but not to include cost increases independent of such causes, provided the party failing to comply shall use all reasonable endeavors to cure such failure and comply with the terms of this Agreement as quickly as possible, including, without limitation, securing alternate sources of supply or manufacture.

ARTICLE 16

CONFIDENTIAL INFORMATION

During the term of this Agreement, each party will be exposed to confidential proprietary information belonging to the other which pertains to the operations of other’s business.  In particular, each party will be exposed to information and data including, but not limited to, economic information, business plans, marketing strategy, data, technical information, know-how, process and product information, environmental concerns and methods of manufacture (hereinafter “Information”).  Each party agrees to hold in confidence and agrees not to disclose to others without the prior written consent of the other, all Information which has been or will be

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disclosed to it either directly or indirectly and to limit its use of Information solely in conjunction with its performance under this Agreement.  It is understood that the foregoing obligations of confidentiality and non-use do not apply to any Information (a) which was in possession of the non-owning party at the time of disclosure and was not acquired directly or indirectly from the other party, (b) which was in the public domain at the time of disclosure, (c) which, after disclosure, becomes part of the public domain through no fault of the non-owning party, or (d) which after disclosure, is obtained by the non-owning party from a third party who is lawfully in possession of such Information and is not subject to an obligation to treat such Information as confidential.  All Information is and shall remain the property of the party owning it and all worksheets, work product and other tangibles made or received by the other that are based in whole or in part on the owing party’s Information will be the sole property of the owning party an subject to the aforementioned obligations of confidentiality and non-use.  Upon completion or termination of this Agreement for any reason, or upon written demand, each party agrees to destroy or deliver to the other all tangible forms of Information belonging to the other.

ARTICLE 17

ASSIGNMENT

Rights hereunder are not assignable by the Service Company unless Service Company shall have first obtained the prior written consent of Supplier, which consent shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, Service Company may assign its rights hereunder to a majority-owned subsidiary or parent entity of Service Company, an entity under common ownership or control, or to a successor to Service Company and its business by way of merger, acquisition, purchase of assets or otherwise and this Agreement is and shall be binding upon and inure to the benefit of any such parent, subsidiary or successor.

ARTICLE 18

NOTICE

Any notice or other communication required under this Agreement shall be addressed as follows:

If to Supplier, to:

Tal Journo

HydroFLOW Holdings U.S.A., LLC

15301 NE 90th Street

Redmond, WA 98052

with copy to:

S. Jay Terry

Carney Badley Spellman, P.S.

701 Fifth Avenue, Suite 3600

Seattle, Washington 98104

Fle103/HydroFlow Agreement (v2)

If to Service Company, to:

Brent Mulliniks

AES Water Solutions

710 North Post Oak Rd. Suite 400

Houston, Texas 77024

with copy to:

Jeffrey L. Gilman

Gilman & Gilman, P.C.

710 North Post Oak Rd. Suite 400

Houston, Texas 77024

ARTICLE 19

GOVERNING LAW

All questions concerning the validity, operation, interpretation, and construction of this Agreement will be governed by and determined in accordance with the laws of the State of Texas, without regard to conflicts of law principles.

ARTICLE 20

RESOLUTION OF DISPUTES

20.1

Disputes.  The parties shall attempt in good faith to resolve all claims, disputes and controversies of whatever nature (including in contract, tort or equity) that arise out of or relate to this Agreement or the relationship of the parties (collectively “Dispute”) promptly by negotiation between executives with authority to settle such Dispute.  If the Dispute has not been resolved by negotiation within thirty (30) days of the disputing party’s notice, or if the parties’ executives failed to meet within twenty (20) days, the parties shall endeavor to resolve the Dispute by mediation under the then current Center for Public Resources Model Mediation Procedure for Business Disputes (or, if not available, such other similar procedures as the parties may mutually agree to substitute).

ARTICLE 21

ATTORNEYS’ FEES

If any legal action or other proceeding (other than mediation) is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs and all reasonable expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

ARTICLE 22

ENTIRE AGREEMENT

This Agreement and all exhibits, attachments, and schedules, if any, hereto, constitutes the entire agreement between the parties pertaining to the subject matter thereof, and there are no

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binding understandings between the parties pertaining to the subject matter hereto that are not contained in this Agreement.  This Agreement shall supersede and cancel any and all previous contracts, arrangements or understandings that may have existed or may exist on these matters between the parties.

ARTICLE 23

MISCELLANEOUS

23.1

Nothing herein shall be construed to create a partnership, joint venture, or agency relationship between the parties hereto.  Service Company shall have no authority to enter into agreements of any kind on behalf of Supplier and shall not have the power or authority to bind or obligate Supplier in any manner to any third party.

23.2

Each party represents and warrants that it has full power and authority to undertake the obligations set forth in this Agreement and that it has not entered into any other agreement nor will it enter into any other agreements that would render it incapable of satisfactorily performing its obligations hereunder.

23.3

Each party agrees that it will comply with all applicable laws and regulations of governmental bodies or agencies in its performance under this Agreement.

23.4

All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be considered effective when deposited in the U.S. mail, postage prepaid, and addressed to the appropriate party at the address provided in ARTICLE 18 unless by such notice a different address shall have been designated.

23.5

Neither party shall by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by the other party of any of the provisions of this Agreement.  Further, the waiver by either party of a particular breach of this Agreement by the other shall not be construed as or constitute a continuing waiver of such breach or of other breaches of the same or other provisions of this Agreement.

23.6

Neither party shall use the name of the other party in any news release, sales brochure, publicity notice or other publication without the prior express written approval of that party, unless otherwise required by law.  Supplier and Service Company shall work together on the timing and content of the press releases and press relations relating to this Agreement.

23.7

In the event Supplier enters company or intellectual property purchasing negotiations with a third party, the purchasing third party must respect the original agreement set forth between Supplier and Service Company. Supplier must insure the full protection of the Service Company's rights hereunder prior to signing an agreement with the third party.

Fle103/HydroFlow Agreement (v2)

WHEREBY, the parties have caused this Agreement to be executed by their duly authorized officers as set forth below effective this 16th day of June, 2014.

HydroFLOW HOLDINGS USA, LLC         APACHE ENERGY SERVICES, LLC

/s/ Tal Joseph Journo

/s/ Matthew Flemming

By: ____________________                        By: ___________________

       Tal Joseph Journo                                         Matthew Flemming

Title: CEO                                                     Title: CEO

Fle103/HydroFlow Agreement (v2)

Exhibit A

SERVICE COMPANY SUPPORT GUIDELINES

Supplier shall provide the following support to Service Company:

A.

Adequate training materials to the Service Company’s technical staff;

B.

Technical support by electronic mail and telephone within a 72 hour period;

C.

     If needed, on-site technical support in the United States. Financial responsibility for such costs associated with any on-site technical support shall be determined on a case by case basis; and

D.

     Technical and marketing material. All costs, fees, and expenses associated with requested materials beyond the initial amount and type provided by Supplier shall be the sole responsibility of the requesting party.

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Exhibit B

2014 Dealer Prices

Prices do not include tax and shipping

HydroFLOW Holdings USA, LLC reserves the right to make pricing adjustments from time to time

Explosion Proof Applications – CEx range – Zone 1 ATEX

Units of 18” will be quoted separately

Product Description	MSRP	Dealer Price
10”	$31,120.00	$21,784.00
12	$37,920.00	$26,544.00
14”	$43,540.00	$30,478.00
16”	$46,200.00	$32,340.00
17”	$51,920.00	$36,344.00

Fle103/HydroFlow Agreement (v2)

Exhibit C

LIMITED GUARANTEE AND LIMITED PRODUCT WARRANTY

Three-Year Limited Warranty: HydroFLOW offers a manufacturer-backed, three-year limited warranty against failure or defects in the Product or its component parts. If the Product or any part fails during the first three years of operation (e.g. the red light stops glowing), and the failure is not caused by improper installation, physical damage to the Product caused by the customer or installer, misuse, act of God, terrorism or sabotage, HydroFLOW will repair or replace the Product free of charge. Extended warranty options may be available through your dealer. HydroFLOW accepts no responsibility for water leaks or damage caused by the removal of limescale. This three year limited warranty is not valid without a surge protection device of adequate quality to protect components.

EXCEPT AS PROVIDED IN THE IMMEDIATELY PRECEDING PARAGRAPH, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (WHETHER WRITTEN, ORAL, STATUTORY, OR

ARISING BY PREVIOUS COURSE OF DEALING OR USAGE OF TRADE), INCLUDING WARRANTIES OF

MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SELLER MAKES NO GUARANTEE OF

PERFORMANCE OTHER THAN AS IDENTIFIED IN THE LIMITED GUARANTEE ABOVE. NO AGENT,

REPRESENTATIVE, OR EMPLOYEE OF SELLER IS AUTHORIZED TO MAKE ANY WARRANTIES WITH

RESPECT TO SUCH PRODUCTS.

Any claim under this guarantee or warranty must be submitted, with before-and-after documentation original proof of purchase, through the dealer or distributor from whom the Product was purchased. Upon notice of a warranty issue, the dealer or distributor will contact you within 7 days to coordinate the repair or replacement of the

Product.

In order to activate this warranty, the Warranty Registration Form must be completed and mailed to HydroFLOW with a copy of your proof of purchase. The purpose of this product registration is to better serve you the customer. FAILURE TO MAIL THIS FORM WITHIN 30 DAYS OF PURCHASE MAY RESULT IN FORFEITURE OF BOTH YOUR GUARANTEE AND YOUR WARRANTY!

Fle103/HydroFlow Agreement (v2)

Exhibit D

Return Policy

`

General information about the above-mentioned unit warranty requirements is as follows:

Note:

Within this policy, “Service Company” is defined as the Service Company buying Product directly from HydroFLOW HOLDINGS USA.  “HydroFLOW Representative” is defined as the Service Company or Sub-Distributor (Dealer) selling Product to the end user.

-

The CEx Range units require engineering support for installation.

-

Service Company will provide post-sale support across all issues.

-

Service Company will track sales of all units sold.

-

Warranty must be activated by end user within 30 days of purchase date.

-

Necessary documentation for returns will be provided according to the returns report template.

-

The above-mentioned HydroFLOW Units are covered by:

a.

 twelve-month, “Fit for Purpose Guarantee”

b.

A three-year limited warranty

A.

Issues under the twelve-month guarantee

1.

Warranty claims are to be submitted by the end user to the HydroFLOW representative from whom the unit was purchased.

2.

In order for the end user to be eligible for the “Fit for Purpose” twelve-month money back guarantee, the end user must submit before and after documented proof that no measureable improvement has been achieved.  Key Success Factors are required to substantiate lack of performance and must be submitted as part of documented proof.  The Service Company will provide this documentation, as well as the unit proof of purchase, to HydroFLOW USA for review.

3.

HydroFLOW USA will review the report and provide a reply within 5 business days.

4.

The HydroFLOW Representative from whom the unit was purchased will contact the end user within 10 business days of initial contact.  If the claim is applicable, the end user will be asked to return the unit to the HydroFLOW Representative.

5.

Once the unit is obtained from the end user, the Service Company will return the defective product to HydroFLOW USA who, in return, will refund the Service Company purchase price.

6.

The HydroFLOW Representative will refund the retail purchase price to the end user.

Note:

Product must be returned in sellable condition and in its original packaging.

B.

Issues under the three-year limited warranty

Arrival of defective unit or broken parts:

1.

The Service Company will contact HydroFLOW USA.

2.

HydroFLOW USA will provide a tracking number and an official returns form.

3.

The Service Company will complete and send the official returns form to HydroFLOW USA for review.

4.

Upon approval of the request, in accordance with the HydroFLOW warranty, the Service Company will return the defective parts or product to HydroFLOW USA.

5.

HydroFLOW USA will repair or replace the unit.

Unit stops working or becomes defective:

1.

The Service Company will contact HydroFLOW USA and provide a copy of the unit proof of purchase.

2.

HydroFLOW USA will provide a tracking number and an official returns form.

3.

The Service Company will complete and send the official returns form to HydroFLOW USA for review.

4.

HydroFLOW USA will review the report and provide a reply within 5 business days.

5.

Upon approval of the request, the HydroFLOW Representative will contact the end user within 10 business days of initial contact to coordinate repair or replacement of the product.

6.

The Service Company will send the defective unit to HydroFLOW USA.

7.

HydroFLOW USA will repair or replace unit.

Fle103/HydroFlow Agreement (v2)